Exhibit 32.1


                           Section 1350 Certification


     In connection with the quarterly report of Pioneer Financial Services, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Date: August 12, 2005


                                        By:   /s/ William D. Sullivan
                                              --------------------------------
                                              William D. Sullivan
                                              Chief Executive Officer